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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                                And Regulation FD

        Date of Report (Date of earliest event reported) January 31, 2002

                              WHIRLPOOL CORPORATION
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             (Exact name of registrant as specified in its charter)

         Delaware                     1-3932                     38-1490038
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(State or other jurisdiction     (Commission File             (I.R.S. Employer
       of incorporation)             Number)                 Identification No.)

               2000 M63 North, Benton Harbor, Michigan 49022-2692
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              (Address of principal executive officers) (Zip Code)

                                 (616)-923-5000
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               Registrant's telephone number, including area code


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Item 5. Other Events and Regulation FD Disclosure

     On January 31, 2002, the Company issued a press release announcing a voluntary recall of approximately 1.4 million Whirlpool, ConfortAire and Sears Kenmore brand dehumidifiers. The Company will record a fourth-quarter pre-tax charge of $74 million, for estimated costs associated with the dehumidifier recall. On October 16, 2001, the company had announced a recall of certain microwave oven hood-combination products and recognized a $300 million pre-tax charge in the third quarter of 2001 to cover estimated costs to conduct the recall. Since October, the company has been able to reduce the costs associated with the recall by $79 million, due to the development of a more efficient service repair procedure, which enables faster repairs and reduced costs. Consequently, the net effect of these two events will have no material impact on fourth quarter earnings.

     On February 5, 2002, the Company issued a press release announcing 2001 fourth quarter and full-year core earnings of $109 million, or $1.58 per diluted share, compared with $67 million, or $1.00 per diluted share, in fourth quarter 2000. Net earnings for the quarter were $21 million or 31 cents per share after accounting for restructuring and product recall charges. Full-year core earnings were $371 million, or $5.45 per diluted share, compared with $367 million, or $5.20 per diluted share, in 2000. The core earnings were in line with expectations. Net earnings for the full year 2001 were $21 million, or 31 cents per share after accounting for restructuring and product recall charges.

     On February 7, 2002, the Company issued a press release concerning stock market rumors.

Item 7. Financial Statements and Exhibits

     Exhibit A - copy of press release dated January 31, 2002 regarding recall of dehumidifiers.

     Exhibit B - copy of press release dated February 5, 2002 regarding fourth quarter and full-year earnings for 2001.

     Exhibit C - copy of press release dated February 7, 2002 concerning stock market rumors.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WHIRLPOOL CORPORATION

                                            Registrant

Date: February 8, 2002                      By: /s/ Robert T. Kenagy
                                                -------------------------------
                                                Name:  Robert T. Kenagy
                                                Title: Corporate Secretary